EXHIBIT 99.1

Contact:	Gary Thompson – Media Caesars Entertainment Corporation (702) 407-6529	Jennifer Chen – Investors Caesars Entertainment Corporation (702) 407-6407

Caesars Entertainment Announces Offering of 7 Million Shares of Common Stock

LAS VEGAS – March 27, 2014 – Caesars Entertainment Corporation (“Caesars”) (NASDAQ: CZR) announced today the commencement of an underwritten public offering of 7 million shares of its common stock.  Caesars expects to grant the underwriter of the offering an option to purchase up to 1.05 million additional shares of its common stock. Caesars and its financial sponsors, affiliates of TPG Capital LP and Apollo Global Management, LLC, have agreed to a lock-up (subject to certain exceptions) for a period of 60 days after the date of the prospectus supplement for the offering.

Citigroup is acting as the sole underwriter for the offering.

The securities described above are being offered by Caesars pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus supplement and related prospectus. A copy of the registration statement can be accessed through the SEC’s website. Alternatively, Caesars, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Caesars

Caesars is the world’s most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 75 years ago, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment.

Forward-Looking Statements

This release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Caesars has based these forward-looking statements on its current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “present,” “preserve,” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are necessarily estimates reflecting the best judgment of Caesars’ management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•	the impact of Caesars’ substantial indebtedness and the restrictions in Caesars’ debt agreements;
•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;
•	the ability to realize the expense reductions from cost savings programs, including the program to increase Caesars’ working capital and excess cash by $500 million;
•	the previously disclosed sale of four of our casino properties to Caesars Growth Partners, LLC (“Caesars Growth Partners”) may not be consummated on the terms contemplated or at all;
•	the financial results of Caesars Growth Partners’ business;
•	access to available and reasonable financing on a timely basis;
•	the ability of Caesars’ customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;
•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	the ability to recoup costs of capital investments through higher revenues;
•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);
•	the effects of competition, including locations of competitors, competition for new licenses and operating and market competition;
•	the ability to timely and cost-effectively integrate companies that Caesars acquires into its operations;
•	the potential difficulties in employee retention and recruitment as a result of Caesars’ substantial indebtedness, the ongoing downturn in the gaming industry, or any other factor;
•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•
severe weather conditions or natural disasters, including losses therefrom, including losses in revenues and damage to property, and the impact of severe weather conditions on Caesars’ ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;
•	acts of war or terrorist incidents or uprisings, including losses therefrom, including losses in revenues and damage to property;
•	the effects of environmental and structural building conditions relating to Caesars’ properties;
•	access to insurance on reasonable terms for Caesars’ assets; and
•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

These forward-looking statements should, therefore, be considered in light of various important factors set forth above and from time to time in Caesars’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.